Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator and Participants

Edison 401(k) Savings Plan

Rosemead, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162989) of Edison International of our report dated June 26, 2020, relating to the financial statements and supplemental schedules of Edison 401(k) Savings Plan which appear in this Form 11-K as of December 31, 2019.

/s/ BDO USA, LLP

Costa Mesa, California

June 29, 2021